EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

•
Realized first quarter 2018 GAAP ("reported") net sales of $1.2 billion, reported net income of $81 million compared to $72 million last year, an increase of 12.9%, and reported diluted earnings per share ("EPS") of $0.57 compared to $0.50 last year, an increase of 14.6%

•
Delivered first quarter adjusted net income of $178 million compared to $150 million last year, an increase of 18.8%, and adjusted diluted EPS of $1.26 compared to $1.05 last year, an increase of 20.6%

•	CHC Americas segment achieved first quarter net sales of $602 million, an increase of 3.2% versus last year, or growth of 3.0% on a constant currency basis

•
CHC International segment delivered first quarter net sales of $401 million, an increase of 7.0% versus last year; net sales grew 1.4% versus last year on a constant currency basis, excluding $22 million in net sales from the exited Russian and unprofitable distribution businesses in 2017

•	RX segment realized first quarter net sales of $214 million and reported operating margin of 28.9%, while delivering an adjusted operating margin of 39.9%

•	First quarter cash flow from operations was $172 million, representing nearly 100% conversion to adjusted net income

•	Utilized balance sheet flexibility to repurchase approximately 1.3 million shares for approximately $108 million in the quarter

•	Perrigo Board member Rolf A. Classon appointed Chairman of the Board of Directors; Laurie Brlas to continue to serve as Independent Director; see Corporate Governance section below for detail

Guidance

•
The Company expects calendar year 2018 reported diluted EPS to be in the range of $2.90 to $3.30; reconfirms calendar year 2018 adjusted diluted EPS range of $5.05 to $5.45; see Guidance section below for detail

Dublin, Ireland - May 8, 2018 - Perrigo Company plc (NYSE; TASE: PRGO) today announced financial results for the first quarter ended March 31, 2018.

Additional first quarter reported results: Reported operating margin in the CHC Americas segment was 18.8%.

Perrigo President and CEO, Uwe Roehrhoff commented, "Our unique business model once again delivered results in challenging end markets evidenced by year-over-year first quarter adjusted net income growth of 18.8% and adjusted diluted EPS growth of 20.6%. The CHC Americas team drove net sales growth of 3.0% on a constant currency basis with adjusted operating margin of 21.4% highlighted by a relatively strong cough cold season in the U.S. Net sales in the CHC International segment grew 1.4% on an organic constant currency basis, excluding $22 million in net sales from the exited Russian and unprofitable distribution businesses in 2017, and achieved strong operating results. Our RX Pharmaceuticals ("RX") segment continues to perform in a challenging market. First quarter net sales in RX were slightly lower than the prior year and adjusted operating margin was 39.9% as R&D investments increased versus last year. Finally, our durable platforms once again delivered strong cash flow conversion to adjusted net income, which we utilized to repurchase approximately 1.3 million shares in the quarter."

Mr. Roehrhoff continued, "We remain focused on delivering our consolidated 2018 net sales and adjusted EPS guidance ranges previously communicated. Our consumer-facing businesses are on track to meet their financial goals amid soft consumer trends and we have increased our adjusted operating margin expectation in the CHC International segment due to ongoing operational initiatives. Balanced against this increase, we have adjusted our expectations for the RX segment due primarily to a supply disruption of a key new product, which we are working to bring back to market in the fourth quarter of this year. We are making progress with our value creation roadmap and look forward to discussing the conclusions later this year."

Refer to Tables I - VI at the end of this press release for a reconciliation of non-GAAP measures to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

First Quarter Results

Perrigo Company plc
(in millions, except earnings per share amounts, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	3/31/2018	4/1/2017	% change	% Change
Reported Net Sales	$1,217	$1,194	1.9%	(2.3)%
Reported Net Income	$81	$72	12.9%
Reported Diluted Earnings per Share	$0.57	$0.50	14.6%
Reported Diluted Shares	141.4	143.6	(1.5)%

Adjusted Net Income	$178	$150	18.8%
Adjusted Diluted Earnings per Share	$1.26	$1.05	20.6%

Reported net sales for the first quarter of calendar year 2018 were $1.2 billion, which included new product sales of $41 million and discontinued products of $8 million. Net sales grew 1.6% compared to the prior year excluding the year-over-year effect of: 1) $22 million in net sales from the exited Russian and unprofitable distribution businesses in 2017 in the CHC International segment, 2) net sales from the divested Israel API business of $19 million, and 3) favorable foreign currency movements of $45 million.

Reported net income was $81 million, or $0.57 per diluted share versus net income of $72 million, or $0.50 per diluted share, in the prior year. Excluding charges as outlined in Table I, first quarter 2018 adjusted net income was $178 million, or $1.26 per diluted share, versus adjusted net income of $150 million, or $1.05 per diluted share, for the same period last year.

Segment Results

Consumer Healthcare Americas ("CHCA") Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	3/31/2018	4/1/2017	% change	% Change
Reported Net Sales	$602	$583	3.2%	3.0%
Reported Gross Profit	$200	$188	6.4%
Reported Gross Margin	33.3%	32.3%	100 bps
Reported Operating Income	$113	$75	50.7%
Reported Operating Margin	18.8%	12.9%	590 bps

Adjusted Gross Profit	$211	$201	5.0%
Adjusted Gross Margin	35.1%	34.5%	60 bps
Adjusted Operating Income	$129	$118	9.6%
Adjusted Operating Margin	21.4%	20.2%	120 bps

First quarter net sales grew 3.0% on a constant currency basis, driven by higher net sales in the infant nutrition, analgesics and cough cold categories compared to the prior year. These positive drivers, and new product sales of $11 million, were partially offset by lower net sales in the animal health category and discontinued products of $2 million.

The CHCA segment first quarter reported gross profit margin was 33.3%. Adjusted gross profit margin was 35.1%, 60 basis points higher than the prior year driven by stronger volumes in the quarter.

Reported first quarter operating margin was 18.8%. First quarter adjusted operating margin was 21.4%, 120 bps greater than the prior year due to gross margin flow through and lower operating expenses as a percentage to net sales.

Consumer Healthcare International ("CHCI") Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	3/31/2018	4/1/2017	% change	% Change
Reported Net Sales	$401	$375	7.0%	(4.5)%
Reported Gross Profit	$195	$170	14.8%
Reported Gross Margin	48.5%	45.2%	330 bps
Reported Operating Income	$15	$0	NM
Reported Operating Margin	3.7%	0.1%	360 bps

Adjusted Gross Profit	$217	$190	14.3%
Adjusted Gross Margin	54.2%	50.7%	350 bps
Adjusted Operating Income	$68	$52	32.2%
Adjusted Operating Margin	17.0%	13.8%	320 bps

Reported net sales increased 7.0% compared to the first quarter of 2017. Excluding $22 million in net sales from the exited Russian and unprofitable distribution businesses in 2017, and favorable foreign currency movements of $43 million, net sales grew 1.4% driven by new product sales of $20 million. Partially offsetting these favorable effects were lower net sales in the cough cold, personal care and analgesics categories in addition to discontinued products of $6 million.

First quarter reported gross margin was a strong 48.5%. Adjusted gross margin increased 350 bps over the previous year to a record 54.2%, driven by improved product mix, new product launches and the continued benefit of insourcing initiatives.

Reported operating margin was 3.7%. Adjusted operating margin expanded 320 bps to 17.0% due to higher gross margin contribution and the timing of growth investments.

Prescription Pharmaceuticals ("RX") Segment
(in millions, unaudited)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	3/31/2018	4/1/2017	% change	% Change
Reported Net Sales	$214	$217	(1.5)%	(1.6)%
Reported Gross Profit	$98	$96	1.6%
Reported Gross Margin	45.7%	44.3%	140 bps
Reported Operating Income	$62	$88	(29.8)%
Reported Operating Margin	28.9%	40.5%	(1160) bps

Adjusted Gross Profit	$118	$118	0.1%
Adjusted Gross Margin	55.3%	54.4%	90 bps
Adjusted Operating Income	$86	$89	(4.1)%
Adjusted Operating Margin	39.9%	41.0%	(110) bps

Reported net sales in the first quarter were $214 million compared to $217 million last year. New product sales of $10 million were offset by lower net sales of existing products of $12 million, due primarily to price erosion, which was in line with expectations. New product sales were lower than expected due to a supply disruption of a key new product.

Reported gross margin was 45.7%. Adjusted gross margin was 55.3%, 90 bps higher than the previous year driven by product mix.

Reported operating margin was 28.9%. Adjusted operating margin was 39.9% compared to 41.0% in the prior year, due primarily to increased R&D investments.

Corporate Governance

The Perrigo Board of Directors appointed Rolf A. Classon, who has served on Perrigo’s Board since May 2017, as Chairman of the Board, effective May 7, 2018. Laurie Brlas, who has been on the Board since 2003 and has served as Chairman for the last two years, will continue to serve on the Board as an independent director and was appointed as a member of the Audit Committee.

Commenting on his appointment, Mr. Classon said, “I am both excited and humbled for the opportunity to lead Perrigo’s experienced Board. Perrigo's unique business model, which provides healthcare solutions to patients and families, enables us to execute against our goal of generating value for our shareholders. On behalf of the entire Board and management team, I would like to thank Laurie for her service and guidance as Chairman. Her leadership contributions have been instrumental in focusing the organization on operational excellence, and I look forward to continuing to work alongside her.”

Ms. Brlas commented, “I would like to congratulate Rolf on his appointment as Chairman of the Board. This appointment demonstrates good corporate governance and our commitment to shareholder value. I look forward to continuing to work with Rolf and the rest of the Board and leadership team.”

Mr. Classon's previous leadership experience included roles at Hillenbrand Industries, Bayer Healthcare AG, Bayer Diagnostics and Pharmacia Corporation. In addition to extensive experience in varying roles within the pharmaceutical industry, Mr. Classon also currently serves as a director of the boards of Fresenius Medical Care AG and Co and Catalent, Inc.

Guidance

The Company expects calendar year 2018 reported operating income to be in the range of $669 million to $729 million, reported effective tax rate to be approximately 21.3%, and reported diluted EPS to be in the range of $2.90 to $3.30.

The Company reconfirms calendar year 2018 net sales range of $5.0 billion to $5.1 billion, adjusted operating income range of $1.03 billion to $1.09 billion, adjusted effective tax rate of approximately 20.5% and adjusted diluted EPS range of $5.05 to $5.45.

The Company now expects calendar year 2018 net sales for the CHC International segment to be approximately $1.59 billion with an adjusted operating margin of approximately 15.5%. Net sales in the RX segment are now expected to be approximately $1.03 billion with an adjusted operating margin of approximately 40.0%.

Conference Call

The Company will host a conference call at 8:30 a.m. EDT (5:30 a.m. PDT), May 8, 2018. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID #6366917. A taped replay of the call will be available beginning at approximately 12:00 p.m. (EDT) Tuesday, May 8, until midnight Friday, May 18, 2018. To listen to the replay, dial 800-585-8367, International 404-537-3406, and use access code 6366917.

About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo is one of the world's largest manufacturers of over-the-counter (“OTC”) healthcare products and suppliers of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe and the U.S., as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America and Europe, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are "forward-looking statements." These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "forecast," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information; potential impacts of ongoing or future government investigations and regulatory initiatives; resolution of uncertain tax positions; the impact of U.S. tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and other initiatives.  In addition, the Company may identify new, or be unable to remediate previously identified, material weaknesses in its internal control over financial reporting. Furthermore, the Company may incur additional tax liabilities in respect of 2016 or be found to have breached certain provisions of Irish company law in connection with the Company's restatement of previously filed financial statements, which may result in additional expenses and penalties. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2017, as well as the Company's subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to held-for-sale businesses, the European distribution and Russian businesses, as well as adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, adjusted operating margin, adjusted operating cash flow, guidance for adjusted EPS, adjusted operating margin and adjusted operating income within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, adjusted operating cash flows and adjusted diluted shares are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to held-for-sale businesses, the European distribution and Russian businesses in order to provide information about sales of the Company’s continuing business. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Net sales	$1,217.0	$1,194.0
Cost of sales	724.3	729.6
Gross profit	492.7	464.4

Operating expenses
Distribution	24.7	21.1
Research and development	38.4	39.8
Selling	161.3	155.0
Administration	107.6	105.4
Impairment charges	—	12.2
Restructuring	1.5	38.7
Other operating loss (income)	2.9	(36.3)
Total operating expenses	336.4	335.9

Operating income	156.3	128.5

Change in financial assets	9.6	(17.1)
Interest expense, net	31.4	53.3
Other expense (income), net	4.3	(3.5)
Loss on extinguishment of debt	0.5	—
Income before income taxes	110.5	95.8
Income tax expense	29.7	24.2
Net income	$80.8	$71.6

Earnings per share
Basic	$0.57	$0.50
Diluted	$0.57	$0.50

Weighted-average shares outstanding
Basic	140.8	143.4
Diluted	141.4	143.6

Dividends declared per share	$0.19	$0.16

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$687.3	$678.7
Accounts receivable, net of allowance for doubtful accounts of $6.5 million and $6.2 million, respectively	1,123.4	1,130.8
Inventories	843.8	806.9
Prepaid expenses and other current assets	246.2	203.2
Total current assets	2,900.7	2,819.6
Property, plant and equipment, net	829.3	833.1
Goodwill and other indefinite-lived intangible assets	4,300.8	4,265.7
Other intangible assets, net	3,259.1	3,290.5
Non-current deferred income taxes	19.6	10.4
Other non-current assets	330.1	409.5
Total non-current assets	8,738.9	8,809.2
Total assets	$11,639.6	$11,628.8
Liabilities and Shareholders’ Equity
Accounts payable	$512.2	$450.2
Payroll and related taxes	113.0	148.8
Accrued customer programs	438.3	419.7
Accrued liabilities	205.3	230.8
Accrued income taxes	65.7	116.1
Current indebtedness	58.0	70.4
Total current liabilities	1,392.5	1,436.0
Long-term debt, less current portion	3,280.6	3,270.8
Non-current deferred income taxes	332.0	321.9
Other non-current liabilities	428.9	429.5
Total non-current liabilities	4,041.5	4,022.2
Total liabilities	5,434.0	5,458.2
Commitments and contingencies - Note 14
Shareholders’ equity
Controlling interest:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,769.5	7,892.9
Accumulated other comprehensive income	324.3	253.1
Retained earnings (accumulated deficit)	(1,888.4)	(1,975.5)
Total controlling interest	6,205.4	6,170.5
Noncontrolling interest	0.2	0.1
Total shareholders’ equity	6,205.6	6,170.6
Total liabilities and shareholders' equity	$11,639.6	$11,628.8

Supplemental Disclosures of Balance Sheet Information
Ordinary shares, issued and outstanding	139.7	140.8

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Cash Flows From (For) Operating Activities
Net income	$80.8	$71.6
Adjustments to derive cash flows
Depreciation and amortization	109.5	109.4
Share-based compensation	12.7	6.1
Impairment charges	—	12.2
Change in financial assets	9.6	(17.1)
Loss on extinguishment of debt	0.5	—
Restructuring charges	1.5	38.7
Deferred income taxes	(7.2)	(46.0)
Amortization of debt premium	(2.1)	(6.4)
Other non-cash adjustments, net	12.1	(1.1)
Subtotal	217.4	167.4
Increase (decrease) in cash due to:
Accounts receivable	2.6	50.1
Inventories	(43.7)	0.5
Accounts payable	57.5	2.5
Payroll and related taxes	(38.9)	(10.1)
Accrued customer programs	17.3	(32.7)
Accrued liabilities	(24.0)	2.3
Accrued income taxes	6.4	41.4
Other, net	(22.2)	(26.9)
Subtotal	(45.0)	27.1
Net cash from operating activities	172.4	194.5
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	10.0	85.3
Additions to property, plant and equipment	(13.4)	(22.0)
Net proceeds from sale of business and other assets	1.3	25.3
Proceeds from sale of the Tysabri® financial asset	—	2,200.0
Other investing, net	—	(0.8)
Net cash from (for) investing activities	(2.1)	2,287.8
Cash Flows From (For) Financing Activities
Issuances of long-term debt	431.0	—
Payments on long-term debt	(444.5)	(13.6)
Borrowings (repayments) of revolving credit agreements and other financing, net	(6.2)	0.3
Deferred financing fees	(2.4)	(0.4)
Repurchase of ordinary shares	(108.1)	—
Cash dividends	(26.7)	(23.0)
Other financing, net	(5.7)	(0.5)
Net cash (for) financing activities	(162.6)	(37.2)
Effect of exchange rate changes on cash and cash equivalents	0.9	10.4
Net increase (decrease) in cash and cash equivalents	8.6	2,455.5
Cash and cash equivalents, beginning of period	678.7	622.3
Cash and cash equivalents, end of period	$687.3	$3,077.8

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31, 2018
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$1,217.0	$80.8	$0.57
Adjustments:
Amortization expense related primarily to acquired intangible assets		$88.5	$0.62
Change in financial assets		9.6	0.07
Restructuring charges and other termination benefits		5.5	0.04
Losses on equity investments		4.4	0.03
Acquisition charges and contingent consideration adjustments		4.2	0.03
Gain on divestitures		(1.3)	(0.01)
Non-GAAP tax adjustments*		(13.4)	(0.09)
Adjusted		$178.3	$1.26

Diluted weighted average shares outstanding
Reported			141.4

*The non-GAAP tax adjustments includes $(21.1) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item, and (2) $7.7 million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended April 1, 2017
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$1,194.0	$71.6	$0.50
Adjustments:
Amortization expense primarily related to acquired intangible assets		$86.6	$0.61
Restructuring charges		38.7	0.27
Impairment charges		12.2	0.08
Operating results attributable to held-for-sale businesses*		1.7	0.01
Acquisition charges and contingent consideration adjustments		(14.3)	(0.10)
Change in financial assets		(17.1)	(0.12)
Gain on divestitures		(21.8)	(0.15)
Non-GAAP tax adjustments**		(7.5)	(0.05)
Adjusted		$150.1	$1.05

Diluted weighted average shares outstanding
Reported			143.6

*Held-for-sale businesses includes the India API business and European sports brand.
** The non-GAAP tax adjustment includes the following: (1) $(27.2) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (2) a $(8.1) million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes; (3) $35.5 net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; and (4) $(7.7) million of tax adjustments related to the divestiture of Tysabri®.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	March 31, 2018			April 1, 2017
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$601.6	$200.4	$113.1	$582.8	$188.4	$75.0
Adjustments:
Amortization expense related primarily to acquired intangible assets		$10.5	$15.2		$12.4	$17.1
Restructuring charges		—	0.4		—	23.7
Acquisition charges and contingent consideration adjustments		—	0.1		—	1.7
Adjusted		$210.9	$128.8		$200.8	$117.5
As a % of reported net sales		35.1%	21.4%		34.5%	20.2%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	March 31, 2018			April 1, 2017
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$401.4	$194.6	$14.9	$374.9	$169.5	$0.2
Adjustments:
Amortization expense related primarily to acquired intangible assets		$22.8	$52.8		$20.1	$46.9
Impairment charges		—	—		—	1.1
Operating results attributable to held-for-sale business*		—	—		0.5	0.5
Restructuring charges		—	0.6		—	2.9
Adjusted		$217.4	$68.3		$190.1	$51.6
As a % of reported net sales		54.2%	17.0%		50.7%	13.8%

*Held-for-sale business includes the European sports brand.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	March 31, 2018			April 1, 2017
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$214.0	$97.8	$61.9	$217.4	$96.3	$88.2
Adjustments:
Amortization expense related primarily to acquired intangible assets		$20.6	$20.6		$22.1	$22.2
Gain on divestitures		—	(1.3)		—	(21.8)
Restructuring charges		—	0.2		—	5.6
Impairment charges		—	—		—	11.1
Acquisition charges and contingent consideration adjustments		—	4.1		(0.1)	(16.2)
Adjusted		$118.4	$85.5		$118.3	$89.1
As a % of reported net sales		55.3%	39.9%		54.4%	41.0%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated	$1,217.0	$1,194.0	1.9%	(4.2)%	(2.3)%
CHCA	601.6	582.8	3.2%	(0.2)%	3.0%
CHCI	401.4	374.9	7.0%	(11.5)%	(4.5)%
RX	214.0	217.4	(1.5)%	(0.1)%	(1.6)%

CHCI	$401.4	$374.9
Less: Belgium distribution business and Russian business net sales	—	(21.7)
	$401.4	$353.2	13.6%	(12.3)%	1.4%

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
2018 CONSOLIDATED GUIDANCE(1)
(unaudited)
	Full Year
	2018 EPS Guidance(2)
Reported	$2.90 - $3.30
Amortization expense related primarily to acquired intangible assets	2.50
Change in financial assets	0.07
Restructuring charges and other termination benefits	0.04
Losses on equity investments	0.03
Acquisition charges and contingent consideration adjustments	0.03
Gain on divestitures	(0.01)
Tax effect of non-GAAP adjustments	(0.51)
Adjusted	$5.05 - $5.45

(2) Guidance excludes any impact related to the Royalty Pharma contingent milestone payments.

Consolidated Operating Income
Reported	Approx. $669 - $729 million
Amortization expense related primarily to acquired intangible assets	352
Restructuring charges and other termination benefits, acquisition-related charges and contingent consideration adjustments	10
Gain on divestitures	(1)
Adjusted	Approx. $1,030 - $1,090 million

Effective Tax Rate	Tax expense	Pre-tax income	Effective Tax Rate
Reported	$121	$568	Approx. 21.3%
Non-GAAP adjustments	72	374
Adjusted	$193	$942	Approx. 20.5%

(1) Guidance tables include Q1 actual results for all reconciling line items, plus estimated amortization expense and the corresponding tax effect for Q2 - Q4.

TABLE IV (continued)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
2018 SEGMENT GUIDANCE(1)
(unaudited)

Full Year 2018 Guidance
Operating margin
CHCI(2)
Reported	Approx. 2.4%
Amortization expense related primarily to acquired intangible assets	13.1%
Adjusted	Approx. 15.5%

RX(3)
Reported	Approx. 31.7%
Amortization expense related to acquired intangible assets	8.0%
Restructuring charges and acquisition-related items	0.4%
Gain on divestitures	(0.1)%
Adjusted	Approx. 40.0%

(1) Guidance tables include Q1 actual results for all reconciling line items, plus estimated amortization expense and the corresponding tax effect for Q2 - Q4.
(2) Expected to be within +/- 100 basis points.
(3) Expected to be within +/- 200 basis points.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

QTD Consolidated net sales excluding Belgium distribution, Russian business, and API net sales, and Fx
Q1 2018 consolidated net sales	$1,217.0

Q1 2017 consolidated net sales	$1,194.0
Less: Fx	44.5
Less: Belgium distribution and Russian business net sales	(21.7)
Less: API net sales	(19.0)
QTD Consolidated net sales excluding Belgium distribution, Russian business, and API net sales and Fx	$1,197.8

Total organic change on a constant currency basis	1.6%

Three Months Ended
March 31, 2018
Operating cash flow	$172.4

Adjusted net income	$178.3
Cash conversion ratio	97%

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017	Total Change
Consolidated adjusted net income	$178.3	$150.1	18.8%
Consolidated adjusted EPS	1.26	1.05	20.6%

Adjusted operating income
CHCA	$128.8	$117.5	9.6%
CHCI	68.3	51.6	32.2%
RX	85.5	89.1	(4.1)%

Adjusted operating margin
CHCA	21.4%	20.2%	120 bps
CHCI	17.0%	13.8%	320 bps
RX	39.9%	41.0%	(110) bps

Adjusted gross profit
CHCA	$210.9	$200.8	5.0%
CHCI	217.4	190.1	14.3%
RX	118.4	118.3	0.1%

Adjusted gross margin
CHCA	35.1%	34.5%	60 bps
CHCI	54.2%	50.7%	350 bps
RX	55.3%	54.4%	90 bps